UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     The Office JV. On June 15, 2007, Colonial Properties Trust (the “Company”) completed the previously announced office joint venture transaction with DRA G&I Fund VI Real Estate Investment Trust, an entity advised by DRA Advisors LLC (“DRA”). The Company previously entered into a Membership Interests Purchase Agreement dated as of April 25, 2007 (the “Office Purchase Agreement”) to sell to DRA the Company’s 69.8% limited liability company interest in a newly formed joint venture among the Company, Colonial Realty Limited Partnership (“CRLP”) and the limited partners of CRLP, that became the owner of 24 office properties and two retail properties that were previously owned by CRLP. Pursuant to the Office Purchase Agreement, CRLP retained a 15% minority interest in DRA/CLP Office LLC (the “Office JV”), as well as management and leasing responsibilities for the 26 properties owned by the Office JV. The Office JV portfolio is composed of 6.9 million square feet of Class A suburban office assets and two adjoining retail centers located in suburban office markets in Alabama, Florida, Georgia, North Carolina and Texas. In addition to the approximate 69.8% interest purchased from the Company, DRA purchased an aggregate of 2.6% of the limited liability company interests in the Office JV from limited partners of CRLP. DRA now holds approximately 72.4% of the limited liability company interests of the Office JV, a subsidiary of CRLP holds 15% of the limited liability company interests in the Office JV and certain limited partners of CRLP that did not elect to sell their interests in the Office JV to DRA hold the remaining approximately 12.6% of the limited liability company interests in the Office JV. The purchase price paid by DRA for each limited liability company interest it acquired in the Office JV was based on a portfolio value of approximately $1.13 billion (as determined by arms’ length negotiation), less approximately $588.2 million, the principal amount of mortgage indebtedness outstanding on the properties in the Office JV on the closing date. DRA paid approximately $379.0 million to the Company for the purchase of the Company’s 69.8% limited liability company interest in the Office JV.
     In addition to the Office JV described above, the Company has existing joint venture relationships with entities advised by DRA in connection with its multifamily portfolio of properties and the former CRT Properties, Inc. office building portfolio acquired by entities advised by DRA and CRLP in 2005.
     The Retail JV. On June 20, 2007, the Company completed the previously announced retail joint venture transaction with OZRE Retail LLC (“OZRE Retail”). The Company had previously entered into a Membership Interests Purchase Agreement dated as of April 25, 2007, as amended (the “Retail Purchase Agreement”), to sell to OZRE Retail the Company’s 69.8% limited liability company interest in a newly formed joint venture among the Company, CRLP and the limited partners of CRLP, that became the owner of 11 retail properties that were previously owned by CRLP. Pursuant to the Retail Purchase Agreement, CRLP retained a 15% minority interest in OZ/CLP Retail LLC (the “Retail JV”), as well as management and leasing responsibilities for the 11 properties owned by the Retail JV. The Retail JV portfolio is composed of 2.7 million square feet of retail properties located in Alabama, Florida, Georgia and Texas. In addition to the approximate 69.8% interest purchased from the Company, OZRE Retail purchased an aggregate of 2.7% of the limited liability company interests in the Retail JV from limited partners of CRLP. OZRE Retail now holds approximately 72.5% of the limited liability company interests of the Retail JV, a subsidiary of CRLP holds 15% of the limited liability company interests in the Retail JV and certain limited partners of CRLP that did not elect to sell their interests in the Retail JV to OZRE Retail hold the remaining approximately 12.5% of the limited liability company interests in the Retail JV. The purchase price paid by OZRE Retail for each limited liability company interest it acquired in the Retail JV was based on a portfolio value of approximately $360.0 million (as determined by arms’ length negotiation), less approximately $187.2 million, the principal amount of mortgage indebtedness outstanding on the properties in the Retail JV on the closing date. OZRE Retail paid approximately $115.0 million to the Company for the purchase of the Company’s 69.8% limited liability company interest in the Retail JV.

Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Pro Forma Financial Information.
The following pro forma financial information (unaudited) with respect to the Office JV and the Retail JV is filed as Exhibit 99.1 hereto:
•	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007.

•	Pro Forma Condensed Consolidated Statement of Operations For the Three Months Ended March 31, 2007.

•	Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2006.

•	Notes to Pro Forma Condensed Consolidated Financial Statements.
     (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description of Exhibit	Reference

2.1	Membership Interests Purchase Agreement (Office JV), dated as of April 25, 2007, between DRA G&I Fund IV Real Estate Investment Trust and Colonial Properties Trust	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2007

2.2	Membership Interests Purchase Agreement (Retail JV), dated as of April 25, 2007, between OZRE Retail LLC and Colonial Properties Trust	Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2007

2.3	First Amendment to Membership Interests Purchase Agreement (Retail JV) dated as of June 15, 2007 between OZRE Retail LLC and Colonial Properties Trust	Filed herewith

99.1	Pro Forma financial information (unaudited) reflecting the closing of the Retail JV and the Office JV	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: June 21, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

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